Rule 424 (b) (3)
Registration No. 333-109310
CUSIP #: 63743HDY5

TRADE DATE: 9/10/2004
SETTLEMENT DATE: 9/15/2004
PRICING SUPPLEMENT NO. 3460 DATED September 10, 2004
TO PROSPECTUS SUPPLEMENTAL DATED October 21, 2003
AND BASE PROSPECTUS DATED October 17, 2003

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$25,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	9/15/2004
Maturity Date:	3/15/2006
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Minus 20 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 15th of each December, March, June, and September, commencing December 15, 2004
Reset Period:	Quarterly
Interest Reset Dates:	On the 15th of each December, March, June, and September, commencing December 15, 2004
Redemption Date:	None
Agent's Discount or Commission:	0.300%
Agent(s):	Banc of America Securities LLC
Capacity:	Agent
Form of Note:
(Book-Entry or Certificated)	Book-Entry
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $22,435,508,000 and, to date, including this offering, an aggregate of $17,986,822,000 Series C have been issued.